HSBC

Mr M Kingshott
Asia Distribution Solutions Ltd
Fleet House
8-12 New Bridge Street
London
EC4V 6AL

03 April 2009

Dear Michael

Further to the recent increase in facilities we have now amended the facility to comprise a composite overdraft and trade line. I would be grateful if you could arrange for the enclosed to be signed and returned.

Many thanks

Yours sincerely

Richard Davis
HSBC Bank Plc

HSBC Bank plc
West End Corporate Banking Centre, 70 Pall Mall, London SW1Y 5EZ
Fax: 08455 879838

HSBC

Direct Line: 08455 845561

The Directors
Asia Distribution Solutions plc LIMITED
Fleet House
8-12 New Bridge Street
London
EC4V 6AL

9 July 2008

Dear Sirs

HSBC Bank plc (the **Bank**) is pleased to offer Asia Distribution Solutions plc (the **Borrower**) the facilities referred to below (each a **Facility** and together the **Facilities**) on and subject to the terms set out in this letter (the **Facility Letter**).

The Bank recommends that the Borrower seek independent advice before accepting the offer in the Facility Letter.

Facilities

Drawings may be made under the following Facilities, provided that the aggregate amount of drawings (or Sterling Equivalent (as defined in the General Terms and Conditions) as appropriate) does not at any time go over the relevant Limit or Sub-Limit, unless we agree otherwise.

	Limit
Forward Exchange Contracts	£ 80,000
Import Line comprising: Documentary Credits Loans Against Imports/Clean import Loans	£300,000

Please refer to the relevant Schedule to the Facility Letter for details of the sub-limits (the **Option Sub-Limits**) which apply to the Options within the Import Line Facility.

Availability

The Bank may at any time withdraw the Facilities and/or demand repayment of all sums owing to it. Subject to this, the Facilities are due for review by 25 April 2009.

HSBC Bank plc
West End Corporate Banking Centre, 70 Pall Mall, London SW1Y 5EZ
Fax: 08455 879838

The Borrower may, at any time, repay the amount owing to the Bank, together with any interest and charges owing, and tell the Bank, in writing, that all or any of the Facilities are no longer required.

Forward Exchange Contracts Facility

Details of the above Facility are set out in the Forward Exchange Contracts Facility Schedule.

Import Line Facility

Details of the above Facility, including the rates of interest payable on this Facility are set out in the Import Line Facility Schedule.

All other fees, costs and expenses mentioned in the General Terms and Conditions will be payable by the Borrower.

Security

The Borrower's obligations to the Bank under the Facility Letter will be secured by:

(a) all existing security (if any) and any future security held by the Bank for those obligations; and

(b) security in the Bank's preferred form as set out in the Security Schedule,

(together the **Security**).

The Security is required as a secondary source of repayment in the event that the Borrower fails to repay the Facilities as set out in the Facility Letter.

Pre-Drawdown Conditions

The Facilities will not become available until the conditions set out in the Pre-Drawdown Conditions Schedule (the **Pre-Drawdown Conditions**) have been complied with to the satisfaction of the Bank.

Undertakings and Representations

Without affecting the Bank's right at any time to withdraw the Facilities and/or demand repayment of all sums owing to it, the Borrower will:

(a) give the undertakings (the **Undertakings**) set out in the Undertakings Schedule to the Bank which will remain in force until the Facilities have been repaid in full; and

(b) make the representations and warranties set out in the Representations Schedule to the Bank

Terms and Conditions

Further details of the terms and conditions that apply to the Facilities are set out in the General Terms and Conditions attached to the Facility Letter. The General Terms and Conditions are incorporated into the Facility Letter.

The Bank may at its discretion change any of the terms and conditions of the Facilities set out above by giving at least 30 days written notice to the Borrower.

Acceptance

To accept this offer please arrange for the enclosed copy of the Facility Letter to be signed and returned to the address above to arrive no later than 28 days from the date of the Facility Letter. If not accepted within this period, the offer will lapse.

Yours faithfully

Richard Davis
Corporate Banking Manager
For and on behalf of HSBC Bank plc

Schedules: Forward Exchange Contracts Facility Schedule
Import Line Facility Schedule
Security Schedule
Pre-Drawdown Conditions Schedule
Undertakings Schedule
Representations Schedule

General Terms and Conditions

FORWARD EXCHANGE CONTRACTS FACILITY SCHEDULE

1 **Drawings**

(a) This Facility may be used for the purpose of spot and forward foreign exchange transactions and for currency options.

(b) The Bank may in its discretion decide whether or not this Facility may be utilised and may specify pre-conditions to such utilisation.

2 **International Foreign Exchange Market Master Agreement (IFEMA) Terms International Currency Options Market Master Agreement (ICOM) Terms**

(a) Notwithstanding any non-execution of product documentation:

(i) each foreign exchange utilisation will be deemed to be subject to and will be subject to the terms of IFEMA; and

(ii) each currency option utilisation will be deemed to be subject to and will be subject to the terms of ICOM.

(b) If there is any conflict between the terms of the Facility Letter and those of IFEMA or ICOM, the terms of IFEMA or ICOM (as appropriate) will prevail, except in respect of any provisions in this Forward Exchange Contracts and Currency Option Facility Schedule which are expressed to be additional to or in replacement for any relevant IFEMA or ICOM provisions.

(c) Copies of IFEMA and ICOM terms are available from the Bank on request.

(d) Unless there is agreement in writing to the contrary, while this option is in force, the terms of the Facility Letter and particularly the terms of (a) and (b) above will continue to apply notwithstanding any pre-existing product documentation.

3 **Financial Services and Markets Act 2000**

No forward purchase or sale of any currency may be made for investment purposes (as mentioned in article 84 of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001) without the Bank's prior written consent.

4 **Contract Periods**

Without affecting any of the Bank's rights under the Facility Letter, the duration of any foreign exchange transaction or currency option entered into under this Facility will not exceed twelve months.

IMPORT LINE FACILITY SCHEDULE

1 **Options**

This Facility comprises a Documentary Credits Option, a Loans Against Imports Option and a Clean Import Loans Option (each an **Option** and together the **Options**).

2 **Drawings**

(a) Each drawing under this Facility will be made in accordance with and subject to the Bank's current practice from time to time. Such practice will be explained on request as drawings are requested.

(b) The Bank may in its discretion decide whether or not a drawing may be made under this Facility and may specify pre-conditions to such drawing.

3 **Bills and Termination**

Following demand for repayment, the Bank may require the Borrower to pay the Bank monies equivalent in amount to the aggregate of the face value of all outstanding documentary letters of credit and bills accepted, purchased, negotiated or discounted by the Bank to meet such documentary letters of credit and bills on their maturities.

4. **Documentary Credits Option**

(a) This Option will be available up to a maximum of £300,000 (Three hundred thousand pounds) outstanding at any one time by the Bank (at the request of the Borrower) opening documentary letters of credit payable at sight and where the Bank obtains control of the relevant goods via documents of title.

(b) Within the limit relevant to this Documentary Credit Option drawings may be made up to a maximum of ££300,000 (Three hundred thousand pounds) outstanding at any one time to open sight or usance documentary credits where the Bank does not obtain control over the relevant goods via documents of title, or provides for the release of documents following acceptance of bills drawn under documentary credits payable up to 60 days after sight.

(c) The opening by the Bank of a documentary letter of credit will constitute a drawing under this Option for the full amount of such documentary credit.

5 **Loans Against Imports Option**

(a) This Option will be available up to a maximum of £300,000 (Three hundred thousand pounds) outstanding at any one time and within which the following sub limits are available:

(i) up to £300,000 (Three hundred thousand pounds) to enable the Borrower to pay import bills where control of the underlying goods remains with the Bank (via documents of title) for the period of the loan;

(ii) up to £300,000 (Three hundred thousand pounds) to enable the Borrower to pay import bills, where the associated title documents are released to the Borrower against the Bank's standard loan application form signed by the Borrower. The Bank reserves the right to call for individual trust receipts signed by the Borrower prior to releasing the relevant title documents to the Borrower; and

(iii) up to £300,000 (Three hundred thousand pounds) to enable the Borrower to pay import bills where the Bank does not have control over the underlying goods via documents of title against the Bank's standard loan application form signed by the Borrower.

The aggregate of the outstanding amounts under sub limits (i), (ii), and (iii) at any one time must not exceed the maximum limit for this option

SW

(b) Subject to the Bank's right at any time to demand immediate repayment of all sums owing, loans will be made available for up to ~~60~~ 90 days from the date the Bank settles the related import bill or pays the supplier.

(c) The maximum financing period for each shipment (i.e. the sum of the usance period allowed under the related import bill and the period of the follow on loan) must not exceed ~~60~~ 90 days.

(d) Interest will be charged at 2% per annum over (in the case of sterling) the Bank's Sterling Base Rate or (in the case of foreign currency) the Bank's relevant Currency Base Rate as published from time to time. The Currency Base Rate for a currency may vary depending upon whether drawings are made on demand or under prior notice to the Bank.

(e) This Option is offered on the strict understanding that book debts arising from the subsequent sale of goods relating to them do not form part of any factoring agreements without the Bank's prior written consent.

7 Interest

(a) Interest will be debited at the maturity of the relevant loan to the Borrower's current account with the Bank as nominated for loan repayment in the loan application form .

(b) The General Terms and Conditions also apply.

8 Insurance

The Borrower will ensure that insurance cover will have been effected over all goods subject to finance in connection with the Facility Letter. The Borrower confirms that it holds such cover and that declarations under the policies are made for the respective shipments. The Borrower will, upon request, produce to the Bank the relevant policy of insurance.

9 Recourse

Any drawings under this Facility are made with recourse to the Borrower and will be subject to the Bank's right at any time to demand immediate repayment of all sums owing to it.

SECURITY SCHEDULE

Debenture comprising fixed and floating charges over all the assets and undertaking of the Borrower including all present and future freehold and leasehold property, book and other debts, chattels, goodwill and uncalled capital, both present and future.

General Pledge over documents and goods to be given by the Borrower.

PRE-DRAWDOWN CONDITIONS SCHEDULE

Acceptance of the Facility Letter
Receipt by the Bank of the Facility Letter accepted on behalf of the Borrower by all appropriate signatories.

Authorisations
Receipt by the Bank of a certificate of legal validity from the Borrower's Cayman Islands lawyers in the form of the attached draft marked "CERTIFICATE OF LEGAL VALIDITY"

Security
(a) Security documents in form and content satisfactory to the Bank.
(b) Receipt by the Bank of the Security documents properly executed by the parties to them.

Insurance
Evidence of insurance of the Borrower's assets in accordance with the Insurance provisions in the Undertakings Schedule.

Miscellaneous
(a) Compliance with the Bank's "know your customer" requirements.
(b) Receipt by the Bank of a bank mandate form completed by the Borrower.

CERTIFICATE OF LEGAL VALIDITY
(To be complerted on Lawyer's Headed Paper)

To HSBC Bank plc
West End Corporate Banking Centre
2nd Floor, 70 Pall Mall
London
SW1Y 5EZ

Dear Sirs

I/We refer to the accompanying letter ("the letter") offering Asia Distribution Solutions plc (the "Company") facilities upon the terms and conditions therein contained, which was accepted by the Company on the ....(date).

I/We have made no investigation of English law and assume, without any responsibility on my/our part, that the terms of the letter are in all respects lawful and effective under English law. Subject to this, I/we have made all investigations I/we consider requisite or desirable, and certify that the terms of the letter are legally valid and binding on the Company and is legally enforceable against the Company according to its terms.

In particular I/we certify as follows:-

(a) The Company is a company incorporated and duly constituted with limited liability under the Laws of The Cayman Islands.

(b) The Company has full legal capacity and power to borrow money and undertake liabilities in the normal course of its business and there is no limitation on such power either in amount or by virtue of the persons authorised to act on behalf of the Company in exercising such power and further the Company has full legal capacity to enter into and perform its obligations under the letter.

(c) The letter has been validly executed on behalf of the Company by persons duly authorised to do so.

(d) The incorporation of English law in the manner appearing in the letter is valid and the letter is to be construed accordingly.

(e) All (if any) exchange control or similar consents, approvals, or procedures imposed on, or available to the Company have been obtained or observed so far as is considered requisite or desirable for the validity, performance and enforceability of the terms of **the letter.**

(f) No other formalities are considered requisite or desirable for the validity and enforceability of the terms of the letter.

Yours faithfully

UNDERTAKINGS SCHEDULE

Additional Security
Immediately on the Bank's request, the Borrower will provide cash in the amount required by the Bank and subject to Security in favour of the Bank (at the Borrower's expense and in form and content satisfactory to the Bank) in respect of any of the Borrower's liabilities to the Bank (whether present or future, actual or contingent).

Environmental Obligations
The Borrower will comply with all applicable current laws, regulations and practices relating to the protection of the environment from pollution (the **Environmental Obligations**).

Insurance
(a) If required by the Bank, the Borrower will keep its assets fully insured against fire, theft, explosion, floods, storm and other reasonable risks for their full reinstatement value with the Bank's interest noted on the policy. The insurance will also cover financial loss following business interruption as a result of damage or loss of the Borrower's assets caused by the insured risks.
(b) The Borrower will provide the Bank with a copy of the relevant policies and insurance premium receipts upon request.

Information
The Borrower will promptly provide to the Bank any financial or other information that the Bank may, from time to time, reasonably request and specifically the Borrower will submit to the Bank quarterly management accounts in a form acceptable to the Bank within 30 days of the end of the quarter to which they relate. Such management accounts are to contain:
(i) detailed profit and loss account(s);
(ii) consolidated balance sheet(s);
(iii) a cash flow summary;
(v) comments on material deviations to budget,
and, where applicable, are to compare actual performance with forecast performance.

The Borrower will also provide to the Bank audited Group consolidated accounts not later than nine months after the Borrower's balance sheet date.

All accounts and other financial information provided to the Bank will be prepared in accordance with generally accepted accounting standards.

The information that the Bank asks for is required to enable it to understand the Borrower's financial position and to assess the Borrower's ability to meet its obligations in the Facility Letter.

Restriction on Lending
The Borrowers will not advance, whether subject to a formal or informal arrangement, any monies by way of a loan to a director of any of the Borrowers, the Borrower's Group or any Subsidiary without the prior written consent of the Bank.

In this provision:
(a) the term **Group** means a parent undertaking and its subsidiary undertakings as defined in section 1162 and Schedule 7 of the Companies Act 2006 (as the same may be amended, varied or replaced). Unless the context requires otherwise, the application of the definition of Group to any company at any time shall apply to the company as it is at that time; and

Sw

(b) the term **Subsidiary** means a subsidiary undertaking as defined in section 1162 and Schedule 7 of the Companies Act 2006 (as the same may be amended, varied or replaced). Unless the context requires otherwise:

(i) the application of the definition of Subsidiary to any company at any time shall apply to the company as it is at that time; and

(ii) references to **Subsidiary** are references to a Subsidiary of any of the Borrower.

Negative pledge

The Borrower will not create or allow any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other encumbrance over all or any part of its assets, revenues or uncalled capital.

REPRESENTATIONS SCHEDULE

Status

The Borrower is duly incorporated with limited liability under the laws of The Cayman Islands and has the power to own its assets and carry on its business as it is being conducted.

Power and authority

The Borrower has:

(a) the power and authority to enter into the Facility Letter and the Security to which it is a party and to perform and observe the obligations under those documents; and

(b) has completed the Security to which it is a party in accordance with its constitutional documents.

Obligations under the Facility Letter

The Borrower is in full compliance with its obligations under the Facility Letter, including the Undertakings.

Environmental Obligations

The Borrower is in full compliance with the Environmental Obligations and the Borrower is not aware of any circumstance that may prevent full compliance in the future.

No misleading information

(a) The Borrower has disclosed to the Bank all facts to enable the Bank to consider whether to make available the Facilities to it.

(b) All information provided by or on behalf of the Borrower was true, complete and accurate in all material respects as at the date it was provided and has not become materially adversely misleading or incorrect.

Centre of main interests

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the **Regulation**), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of the Borrower is situated in England and Wales.

Time for making representations

Each representation and warranty will be taken to be made by the Borrower daily until the Facilities have been repaid in full by reference to the facts and circumstances existing at the date the representation or warranty is made.

GENERAL TERMS AND CONDITIONS

The following terms and conditions will apply to the Facilities.

1 **Sterling Equivalents**

(a) The sterling equivalent (the **Sterling Equivalent**) of any amount denominated in another currency will be calculated by reference to the Bank's then prevailing spot selling rate of exchange for the relevant currency of denomination against sterling.

(b) In order to determine compliance or otherwise with the Limits or Option Sub-Limits, the aggregate Sterling Equivalents for all drawings outstanding and/or proposed will be calculated at such time as the Bank determines before each drawing is made.

2 **Drawings**

The Bank may, at any time:

(a) refuse payment of any cheque or other order for payment which would result in the Borrower going over a Limit or Sub-Limit; and/or

(b) refuse to allow any drawing or other disposal against any credit balance on any of the Borrower's current accounts with the Bank if, as a result, the Borrower would go over a Limit or Sub-Limit.

3 **Repayments and Drawings on the Same Day**

(a) If a drawing is due for repayment on a day when the Borrower is entitled to make a drawing, the Bank may require:

  (i) the amount of the drawing to be repaid to be deducted from the amount of the drawing to be made; and

  (ii) only the difference in the amounts (if any) to be paid to the that Borrower.

(b) If the relevant drawings are denominated in different currencies, any difference will be calculated at such time as the Bank determines before the drawing by the Borrower by application of the Bank's then prevailing spot selling rate of exchange for the currency due to the Bank against the currency to be drawn by the Borrower.

4 **Interest on Facilities available in Sterling**

(a) Interest will be calculated on a daily basis and o n the basis that there are 365 days in each year. Interest calculated on this basis will be payable in respect of each of the 365 days in a calendar year (366 in a leap year).

(b) On the dates interest (or any other charge) is debited, interest will become payable on any borrowings created by such debit.

(c) The Bank may, from time to time at its discretion, vary its Sterling Base Rate with immediate effect by advertisement in the national press and/or notice in its branches and/or notice to the Borrower.

(d) If the Bank demands repayment of the Facilities or any of them, interest after demand will be charged at the same rates and on the same basis as before demand, except that: in relation to the Import Line Facility, the Bank reserves the right to charge interest after demand on the Bank's quarterly charging dates which at present are during March, June, September and December even though the relevant loan may not have matured at the date of such demand.

5 Interest on Facilities available in Currencies other than Sterling

(a) Interest will be payable on the outstanding amount of the relevant Facility at the rate specified in the Facility Letter calculated on a daily basis and on the basis that there are 360 days in each year. Interest calculated on this basis will be payable in respect of each of the 365 days in a calendar year (366 in a leap year).

(b) Interest will be calculated up to and including the last Business Day of each May and November or upon earlier termination of any relevant Facility and debited in arrears on such day as the Bank determines to the relevant currency account together with any applicable commission charge in accordance with the Bank's then current tariff.

(c) On the dates interest (or any other charge) is debited, interest will become payable on any borrowings created by such debit.

(d) If the Bank demands repayment of the Facilities or any of them, interest after demand will be charged at the same rates and on the same basis as before demand, except that in relation to the Import Line Facility, the Bank reserves the right to charge interest after demand on the Bank's quarterly charging dates which at present are during March, June, September and December even though the relevant loan may not have matured at the date of such demand.

6 Miscellaneous Provisions Relating to Facilities available in Currencies other than Sterling

(a) If, in the opinion of the Bank, deposits in a currency are not available to the Bank to finance any drawing on the relevant currency account:

  (i) such drawing may, at the Bank's discretion, be re-denominated in such currency as the Bank determines by reference to the Bank's then prevailing spot selling rate of exchange for the outstanding currency against the currency of re-denomination; and

  (ii) any re-denominated drawing may also be subject to re-denomination in accordance with (i) above.

(b) Upon any re-denomination, for any reason, the Bank may vary the terms of any relevant Facility relating to notice periods, interest rates, the basis of interest calculations and the value dating of credits received, if, in the opinion of the Bank, these terms are not appropriate for the re-denominated currency.

(c) If the Bank demands repayment, the Bank may at any time re-denominate in sterling any amount due to the Bank at the Bank's then prevailing spot selling rate of exchange for the relevant outstanding currency against sterling. The provisions of (b) above will remain in force following any such re-denomination.

(d) Any reference to **euro** means the **euro unit** as defined in Regulation (EC) No. 1103/97 pronounced by the Council of the European Union and any reference to **national currency unit** has the meaning given to such expression by such Regulation, namely a unit of the currency of a participating Member State, as that unit is defined on the day before the start of the third stage of Economic and Monetary Union.

If a change in any national currency unit occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency), the Facility Letter will be amended to the extent the Bank determines is necessary to reflect this change.

(e) The Bank will not be under any obligation to accept any instructions, receive or make any payment or carry out any other transaction denominated in the euro or in any national currency unit on a day on which the Bank is not normally open for general business in the relevant jurisdiction where such transactions are to be received or carried out, whether or not such a day is a Business Day for transactions in the euro or the relevant national currency unit.

7 Interest on Borrowings Over the Limits

If any of the Limits or Sub Limits are exceeded, the Bank may charge interest at higher rates than set out in the Facility Letter.

8 Charges for Overdraft Borrowings Over the Limits

(a) In addition to charging interest as set out in the Facilities Letter, the Bank may also charge a daily overdraft fee for administration of the Facilities.

(b) The amount of such daily overdraft fee is set out in the Bank's Business Banking Price List, a copy of which is available on request.

(c) As an alternative to the daily overdraft fee, or in addition to that fee, the Bank may charge management fees if time is spent monitoring the Borrower's accounts or the circumstances otherwise require.

(d) The Bank will tell the Borrower the amount of such management fees before debiting them to the Borrower's relevant account with the Bank.

9 Payments

(a) All payments by the Borrower will be made in cleared funds in the currency in which the payment is due on a Business Day on the due date for payment or, if that day is not a Business Day, on the next succeeding Business Day.

(b) All payments will be made without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise).

(c) If the Borrower is required by law to make any deduction or withholding from a payment, it will promptly pay to the Bank such additional sums as will make the net sum received by the Bank equal to the full sum payable had there been no deduction or withholding.

10 Costs and Expenses

(a) The Borrower will pay to the Bank the amount of all costs and expenses (including any legal, security and valuation fees), stamp duty, taxes and other charges and registration costs incurred or charged by the Bank in connection with:

(i) the negotiation, preparation, administration, amendment, variation or supervision of the Facilities, the Facility Letter and/or any Security; and

(ii) the enforcement of or the preservation of any rights under the Facility Letter and/or any Security and any proceedings instituted by or against the Bank as a consequence of taking or holding the Security or enforcing these rights.

The Bank will debit these costs to the Borrower's current account with the Bank. The Bank will advise the Borrower of the amount of such costs before they are debited.

11 Indemnity

The Borrower will indemnify the Bank on demand against any cost, loss or liability incurred by the Bank in connection with or arising out of:

(a) the application of any Facility or any part of it by the Borrower; and/or

(b) the provision of any Facility or any other banking facilities by the Bank to the Borrower; and/or

(c) the Bank having a security interest in any assets of the Borrower or any other person providing Security, including:

(i) those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning any Facility or its application; or

(ii) in respect of a breach of, or a failure to meet, any Environmental Obligations.

12 Demand and Notice

Any demand or notice given by the Bank under the Facility Letter may be:

(a) by letter addressed to the Borrower or any officer of the Borrower sent by first class post to or left at the Borrower's address last known to the Bank or at the Borrower's registered office; or

(b) by fax or other electronic means to the Borrower's last known fax number or electronic mail address.

If sent by post, the demand or notice will be taken to have been made or given at noon the second day following the day the letter was posted. If sent by fax or other electronic means, the demand or notice will be taken to have been made or given at the time of transmission.

Unless otherwise advised by the Bank any notices given by the Borrower to the Bank under this letter will be delivered to this office.

13 Joint Borrowers

If the Borrower consists of two or more persons (whether corporates, partners or otherwise):

(a) they will be jointly and individually liable to the Bank for the Facilities and for any other moneys from time to time owing to the Bank in respect of the Facilities;

(b) any notice given to any one of them under the Facility Letter will be notice to all of them;

(c) if at any time any one or more of the provisions of the Facility Letter is or becomes invalid, illegal or unenforceable against any one or more of them, it will remain enforceable against the others as if it had been addressed to only to those others;

(d) the Bank's rights against any one such person will not be impaired, discharged or otherwise affected by:

- the Bank granting any time or indulgence to any of the others;
- the Bank varying or releasing any of the others from any liability to the Bank or any Security relating to such liability;
- the Bank failing to take any such Security; and/or
- any act, event or omission which would, but for these provisions, impair, discharge or otherwise affect any of such rights of the Bank; and

(e) no such person will be entitled without the written consent of the Bank to exercise any right or make any claim against any of the others (including any right of subrogation or right to prove in a liquidation) arising by virtue of any payment made in accordance with the Facility Letter or otherwise in connection with the Facility Letter.

14 Miscellaneous

(a) **Business Day** means a day (other than a Saturday or Sunday) and time on which the relevant banking offices and markets are open for business for the currency and transaction involved and, if the relevant currency is the euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for settlement of payments in euro.

(b) **Facility Current Account** means the current account of the Borrower with the Bank on which the Facility is run.

(c) No delay or failure by the Bank in exercising any right or remedy will be taken to mean or take effect as a waiver or release of that right or remedy. The Bank will always be entitled to exercise all its rights and remedies unless it has expressly waived them in writing.

(d) If at any time any one or more of the provisions of the Facility Letter is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of the Facility Letter will not be in any way affected.

SW

(e) If it becomes unlawful for the Bank to perform all or any of its obligations under the Facility Letter, then the Bank will notify the Borrower and:

  (i) the Borrower will repay any parts of the Facilities which have been drawn down together with all other amounts due and owing to the Bank; and

  (ii) any parts of the Facilities that have not been drawn down will be cancelled.

(f) The Bank and the Borrower agree that the terms of the Facility Letter will not be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to the Facility Letter.

(g) If the Borrower does not accept the Facility Letter, the Bank may allow drawings under the Facilities and this will be taken to be acceptance of the terms and conditions of the Facility Letter (without amendment).

(h) The Borrower may sign any number of copies of the Facility Letter and these copies, together with the copy or copies signed on behalf of the Bank, will form a single document.

15 Governing Law and Enforcement

(a) The Facility Letter will be governed by and interpreted in accordance with English law.

(b) The Borrower and the Bank irrevocably accept the non-exclusive jurisdiction of the English courts.

(c) Without affecting any other method of service, the Borrower irrevocably appoints .... as its agent for service of process relating to any proceedings before the English courts in connection with the Facility Letter and the Security.

(d) The Bank will be under no responsibility to ensure that any such agent for service of process discharges its obligations to the Borrower.

(e) The Borrower:

  (i) waives any objection to the English courts including an objection on grounds of inconvenience; and

  (ii) agrees that a judgment or order of an English court in connection with the Facility Letter is binding on it and may be enforced against it in the courts of any other jurisdiction.

ACCEPTANCE BY THE BORROWER

We Asia Distribution Solutions ~~plc~~ LIMITED accept the offer and agree to all the terms and conditions contained in the Facility Letter dated 9 July 2008.

Date: ....

Director: ....

Director/
Secretary: ....

(Signed for and on behalf of Asia Distribution Solutions ~~plc~~ LIMITED)

HSBC

The Directors
Asia Distribution Solutions Ltd

1 April 2009

Dear Sirs

Sterling overdraft and other facilities

HSBC Bank plc (the **Bank**) is pleased to advise that it is willing to continue to make available to Asia Distribution Solutions Limited (the **Borrower**) the facilities (the **Facilities**) upon and subject to the terms set out in the facility letter dated 9 July 2008 as amended by the side letter dated 30 December 2008 (the **Facility Letter**), subject to the further amendments set out below.

The Bank recommends that the Borrower seek independent advice before accepting the amendments to the Facility Letter set out in this letter.

Words and expressions used in this letter will, unless the context otherwise requires, have the meaning given to them in the Facility Letter.

1. The paragraph headed "Facilities" will read as follows:

Facilities
Drawings may be made under the following Facilities, provided that the aggregate amount of drawings (or Sterling Equivalent (as defined in the General Terms and Conditions) as appropriate) does not at any time go over the relevant Limit or Sub-Limit, unless we agree otherwise. Where one Limit, Sub-Limit or Option Sub-Limit is specified in respect of more than one type of Facility or Option, the aggregate amount of drawings in respect of such Facilities or Options will not at any time go over such Limit, Sub-Limit or Option Sub-Limit, unless we agree otherwise

	Limit
Forward Exchange Contracts and Currency Options	£80,000
Sterling Overdraft and/or	£300,000**
Import Line comprising:	
Documentary Credits and/or	
Loans Against Imports and/or	
Clean Import loans	

HSBC Bank plc
West End Corporate Banking Centre, 70 Pall Mall, London SW1Y 5EZ
Fax: 08455 879838

** **The limit is to increase to £500,000 until 30 June 2009 and within this temporary increase the Sterling overdraft will be restricted to a maximum of £200,000. After 30 June 2009 the facility will revert back to a combined limit with no restrictions.**

2. Interest on the Sterling Overdraft Facility will be payable at the rate of 3.5% per annum over the Bank's Sterling Base Rate as published from time to time on the remainder of the overdraft, including amounts up to and over the Limit.

3. An arrangement fee of £3,000 has already been debited in relation to the facility letter dated 24 March 2009.

Availability
The increased Limit and the revised rates of interest will not become available until the pre-drawdown conditions set out in the Pre-Drawdown Conditions Schedule have been complied with to the satisfaction of the Bank.

Costs and expenses
The Borrower will pay to the Bank the amount of all costs and expenses incurred in connection with this letter in this letter in accordance with the General Terms and Conditions attached to the Facility Letter.

Renewal
Without affecting the Bank's right at any time to withdraw the Facilities and/or demand repayment of all sums owing to it, the Facilities are due for review by 25 April 2009.

Acceptance
To accept the revised terms relating to the Facilities as set out in this letter please arrange for the enclosed copy of this letter to be signed and returned to the address above to arrive no later than 28 days from the date of this letter. The acceptance date (the **Acceptance Date**) will be the date of receipt at this office of the enclosed copy duly completed. If not accepted within this period, the offer will lapse.

Yours faithfully

Richard Davis
Corporate Banking Manager
For and on behalf of HSBC Bank plc
Direct Line: 08455 845561

SECURITY SCHEDULE

Debenture comprising fixed and floating charges over all the assets and undertaking of the Borrower including all present and future freehold and leasehold property, book and other debts, chattels, goodwill and uncalled capital, both present and future.

General Pledge over documents and goods to be given by the Borrower.

Guarantee given by Michael James Kingshott to secure all liabilities of Asia Distribution Solutions Limited and Limited to £200,000.

PRE-DRAWDOWN CONDITIONS SCHEDULE

Acceptance of the Facility Letter

Receipt by the Bank of the Facility Letter accepted on behalf of the Borrower by all appropriate signatories.

Authorisations

Receipt by the Bank of a certificate of legal validity from the Borrower's Cayman Islands lawyers in the form of the attached draft marked "CERTIFICATE OF LEGAL VALIDITY"

Security

(a) Security documents in form and content satisfactory to the Bank.

(b) Receipt by the Bank of the Security documents properly executed by the parties to them.

Insurance

Evidence of insurance of the Borrower's assets in accordance with the Insurance provisions in the Undertakings Schedule.

IMPORT LINE FACILITY SCHEDULE

1 **Options**

This Facility comprises a Documentary Credits Option, a Loans Against Imports Option and a Clean Import Loans Option, (each an **Option)** and together the **Options.**

2 **Drawings**

(a) Each drawing under this Facility will be made in accordance with and subject to the Bank's current practice from time to time. Such practice will be explained on request as drawings are requested.

(b) The Bank may in its discretion decide whether or not a drawing may be made under this Facility and may specify pre-conditions to such drawing.

3 **Bills and Termination**

Following demand for repayment, the Bank may require the Borrower to pay the Bank monies equivalent in amount to the aggregate of the face value of all outstanding documentary letters of credit and bills accepted, purchased, negotiated or discounted by the Bank to meet such documentary letters of credit and bills on their maturities.

4 **Documentary Credits Option**

This Option will be available up to a maximum of £300,000 (three hundred thousand pounds) outstanding at any one time by the Bank (at the request of the Borrower) opening documentary letters of credit payable at sight and where the Bank obtains control of the relevant goods via documents of title.

Within the limit relevant to this Documentary Credit Option drawings may be made up to a maximum of £300,000 (three hundred thousand pounds) outstanding at any one time to open sight or usance documentary credits where the Bank does not obtain control over the relevant goods via documents of title, or provides for the release of documents following acceptance of bills drawn under documentary credits payable up to 90 days after sight.

(a) The opening by the Bank of a documentary letter of credit will constitute a drawing under this Option for the full amount of such documentary credit.

(b) The Bank may purchase inward bills up to a usance of 90 days in order to pay the beneficiary at sight. Interest will be charged at 3.5 % per annum over (in the case of sterling) the Bank's Sterling Base Rate or (in the case of foreign currency) the Bank's relevant Currency Base Rate as published from time to time and will be collected at the maturity of each bill.

5 **Loans Against Imports Option**

(a) This Option will be available up to a maximum of £300,000 (three hundred thousand pounds) outstanding at any one time and within which the following sub limits are available:

(i) up to £300,000 (three hundred thousand pounds) to enable the Borrower to pay import bills where control of the underlying goods remains with the Bank (via documents of title) for the period of the loan;

(ii) up to £300,000 (three hundred thousand pounds) to enable the Borrower to pay import bills, where the associated title documents are released to the Borrower against the Bank's standard loan application form signed by the Borrower. The Bank reserves the right to call for individual trust receipts signed by the Borrower prior to releasing the relevant title documents to the Borrower; and

(iii) up to £300,000 (three hundred thousand pounds) to enable the Borrower to pay import bills where the Bank does not have control over the underlying goods via documents of title against the Bank's standard loan application form signed by the Borrower.

The aggregate of the outstanding amounts under sub limits (i), (ii) and (iii) at any one time must not exceed the maximum limit for this option

(b) Subject to the Bank's right at any time to demand immediate repayment of all sums owing, loans will be made available for up to 90 days from the date the Bank settles the related import bill or pays the supplier.

(c) The maximum financing period for each shipment (i.e. the sum of the usance period allowed under the related import bill and the period of the follow on loan) must not exceed 90 days.

(d) Interest will be charged at 3.5 % per annum over (in the case of sterling) the Bank's Sterling Base Rate or (in the case of foreign currency) the Bank's relevant Currency Base Rate as published from time to time. The Currency Base Rate for a currency may vary depending upon whether drawings are made on demand or under prior notice to the Bank.

(e) This Option is offered on the strict understanding that book debts arising from the subsequent sale of goods relating to them do not form part of any factoring agreements without the Bank's prior written consent.

6 Interest

(a) Interest will be debited at the maturity of the relevant loan to the Borrower's current account with the Bank as nominated for loan repayment in the loan application form.

(b) The General Terms and Conditions also apply.

7 Insurance

The Borrower will ensure that insurance cover will have been effected over all goods subject to finance in connection with the Facility Letter. The Borrower confirms that it holds such cover and that declarations under the policies are made for the respective shipments. The Borrower will, upon request, produce to the Bank the relevant policy of insurance.

8 Recourse

Any drawings under his Facility are made with recourse to the Borrower and will be subject to the Bank's right at any time to demand immediate repayment of all sums owing to it.